CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors and Financial Statements" in the Statement of Additional Information and to the use of our reports (1) dated January 28, 2004, with respect to the financial statements of Thrivent Life Insurance Company and (2) dated March 19, 2004, with respect to the financial statements of TLIC Variable Annuity Account A in Post-Effective Amendment No. 29 to the Registration Statement on Form N-4 and related Prospectus of TLIC Variable Annuity Account A.

/s/ ERNST & YOUNG LLP
Ernst & Young LLP

Minneapolis, Minnesota
April 19, 2004